UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amended Current Report on Form 8-K/A (Amendment No. 1) is being filed to correct certain of the common stock and warrant amounts set forth in Item 3.02 of the registrant’s Current Report on Form 8-K filed on January 7, 2011. Item 3.02 is restated in its entirety as set forth in this Amendment No. 1.

Item 3.02	Unregistered Sales of Equity Securities

Derycz Scientific, Inc. (the “Company”) has issued the following securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company did not employ any form of general solicitation or advertising in connection with the offer and sale of the securities described below. In addition, the Company believes the purchasers of the securities are “accredited investors” as defined in Rule 501(a) of the Securities Act. For these reasons, among others, the offer and sale of the following securities were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act:

Warrants Issued to Certain Holders of December 2006 Warrants

As previously reported by the Company in its Current Report on Form 8-K filed on November 19, 2010 with the SEC (the “November 19th 8-K”), on November 12, 2010, the Board of Directors of the Company accepted an unsolicited offer made to the Company on behalf of certain of the holders of the common stock purchase warrants issued by the Company on December 22, 2006 (the “December 2006 Warrants”) whereby those holders of the December 2006 Warrants offered to exercise their warrants for cash if the Company would issue additional warrants exercisable for one-half of the number of shares obtained upon the exercise of the December 2006 Warrants, with an exercise price of $2.00 per share, and with a three year term (the “New Warrants”). The December 2006 Warrants had an exercise price per share of $1.25 and an expiration date of December 22, 2010.

Subsequent to the exercises reported in the November 19th 8-K, through December 22, 2010, an additional 7 of the December 2006 Warrants were exercised, resulting in the issuance by the Company of an additional 7 New Warrants representing the right to purchase 250,550 shares of common stock of the Company at $2.00 per share with an expiration date of November 17, 2013. In addition, as a result of the exercise of the additional December 2006 Warrants, the Company (i) received an additional $626,375 in cash and issued an additional 501,100 shares of common stock upon the cash exercise of the December 2006 Warrants, and (ii) issued an additional 152,525 shares of common stock under the cashless exercise provisions of the December 2006 Warrants. As of December 22, 2010, there remained outstanding and unexercised 6 of the December 2006 Warrants representing the right to purchase 81,750 shares of common stock. However, those remaining December 2006 Warrants expired on December 22, 2010 and may no longer be exercised.

Based upon the aggregate number of New Warrants issued, the maximum number of shares of common stock issuable upon the exercise of the New Warrants is 993,675. Neither the New Warrants, nor the shares underlying the New Warrants, have been registered under the Securities Act. The Company will use its best efforts to register such underlying shares during 2011, however the Company is not subject to any penalties for failure to do so.

The proceeds to the Company from the cash exercise of the December 2006 Warrants will be used for general working capital purposes by the Company. The proceeds to the Company from the cash exercise of the New Warrants, if any, will be used for general working capital purposes by the Company. The Company received no separate consideration for the issuance of the New Warrants.

Warrants Issued to Consultants

In addition to the foregoing issuances, on December 21, 2010, the Company issued warrants (the “Consultant Warrants”) to purchase an aggregate of 400,000 shares of the Company’s common stock to two consultants for services to be rendered under consulting agreements with the Company. All of the Consultant Warrants have a four-year exercise term. Of the aggregate issuance, warrants to purchase 133,333 shares are exercisable at $1.75 per share and warrants to purchase 266,667 shares are exercisable at $2.25 per share. All of the Consultant Warrants vest over a one-year period, subject to certain exceptions. Neither the Consultant Warrants, nor the shares underlying them, have been registered under the Securities Act. The Company has no Securities Act registration obligations with respect to the Consultant Warrants or the underlying warrant shares.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated November 17, 2010 (Incorporated by reference to the filing of such exhibit with the Company’s Current Report on Form 8-K filed on November 19, 2010.)
4.2	Form of Common Stock Purchase Warrant dated December 21, 2010 (exercise price of $1.75)
4.3	Form of Common Stock Purchase Warrant dated December 21, 2010 (exercise price of $2.25)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

By: /s/ Peter Derycz
Peter Derycz
Dated: January 7, 2011	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated November 17, 2010 (Incorporated by reference to the filing of such exhibit with the Company’s Current Report on Form 8-K filed on November 19, 2010.)
4.2	Form of Common Stock Purchase Warrant dated December 21, 2010 (exercise price of $1.75)
4.3	Form of Common Stock Purchase Warrant dated December 21, 2010 (exercise price of $2.25)